Exhibit 10.1

OVASCIENCE, INC.

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

This FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made effective as of November 28, 2018 among OVASCIENCE, INC., a Delaware corporation (“OvaScience”), MILLENDO THERAPEUTICS, INC., a Delaware corporation (the “Company”), and the Purchasers (as defined in the Agreement (as defined below)) whose names are set forth on the signature pages hereto.

RECITALS

WHEREAS, the Company, OvaScience and the Purchaser are parties to that certain Stock Purchase Agreement dated as of November 1, 2018 (as amended from time to time, the “Agreement”), pursuant to which the Purchasers party thereto agreed to purchase certain shares of OvaScience’s common stock;

WHEREAS, any term of the Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, OvaScience (such consent not to be unreasonably withheld, delayed or conditioned) and the Purchasers; and

WHEREAS, the undersigned represent the parties capable of causing a valid amendment to the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.                                      Section 2.1 of the Agreement.

Section 2.1 of the Agreement shall be deleted in its entirety and replaced with the following text:

“The Closing. The closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall take place upon the satisfaction of the conditions set forth in Sections 5 and 6, through the electronic exchange of documents and signature pages or at such other time or place as OvaScience and Purchasers may mutually agree (such date is hereinafter referred to as the “Closing Date”).”

2.                                      The preamble to Section 5 of the Agreement.

The preamble to Section 5 of the Agreement shall be deleted in its entirety and replaced with the following text:

“CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING. The obligations of each Purchaser to purchase Shares at the Closing are subject to the fulfillment by the Company and OvaScience, on or before the Closing, of each of the following conditions, which fulfillment shall be evidenced by delivery to Purchaser immediately prior to Closing of a certificate to such effect executed by an officer of the Company or OvaScience, as applicable:”

3.                                      Section 8.9 of the Agreement.

Section 8.9 of the Agreement shall be deleted in its entirety and replaced with the following text:

“Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (other than a Purchaser closing condition, which may not be waived), either generally or in a particular instance and either retroactively or prospectively, only with the written consent of OvaScience, the Company and the affected Purchaser. Each of the Purchasers acknowledges and agrees that (i) none of the Shares will be registered on a Form S-4 and will only be registered pursuant to the Registration Statement and (ii) the terms and conditions of the Merger Agreement may be amended or modified or any provision waived in accordance with its terms and that, subject to Section 5.4 hereof, any such amendment, modification or waiver shall not impact or modify the obligations of any Purchaser to purchase Shares or otherwise hereunder. Without limiting the generality of the foregoing, each Purchaser shall have the right to allocate its purchase amount among its Affiliates in such amounts as it determines in its discretion and Schedule I shall be updated correspondingly; provided, however, no such allocation shall relieve such Purchaser of any liabilities or obligations it may have pursuant to this Agreement.”

4.                                      Section 8.14 of the Agreement.

Section 8.14 of the Agreement shall be deleted in its entirety and replaced with the following text:

“Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Purchaser, upon any breach or default of OvaScience or the Company under this Agreement shall impair any such right, power, or remedy of such Purchaser nor shall it be construed to be a waiver of any such breach or default, or an acquiescence in such breach or default, or of or in any similar breach or default occurring after such breach or default; nor shall any permitted waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after such breach or default. Any permit, consent, or approval of any kind or character on the part of any Purchaser of any breach or default under this Agreement or any waiver on the part of any Purchaser of any provisions of this Agreement, other than a Purchaser closing condition, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Purchaser shall be cumulative and not alternative.”

5.                                      Section 8.17 of the Agreement.

Section 8.17 of the Agreement shall be deleted in its entirety and replaced with the following text:

“Rights of Purchasers. Each Purchaser shall have the absolute right to exercise or refrain from exercising any right or rights that such Purchaser may have by reason of this Agreement, OvaScience’s certificate of incorporation, the Bylaws, or at law or in equity, including without limitation the right to enter into an agreement with OvaScience for the purpose of modifying this Agreement, and such Purchaser shall not incur any liability to any other Purchaser or holder of Shares with respect to exercising or refraining from exercising any such right or rights.”

6.                                      Section 8.20 of the Agreement.

Section 8.20 of the Agreement is amended by replacing “$35,000” with “$45,000”.

7.                                      The First Sentence of Section 8.22 of the Agreement.

The first sentence of Section 8.22 of the Agreement shall be deleted in its entirety and replaced with the following text:

“Commitment Date. This Agreement may be terminated and the sale and purchase of the Shares abandoned (i)(x) at any time prior to the Closing and prior to the termination of the Merger Agreement, by mutual written consent of OvaScience, the Company and any Purchaser listed on Schedule I hereto, (but solely with respect to himself, herself or itself only) and (y) at any time prior to the Closing and following the termination of the Merger Agreement, by either OvaScience, the Company or any Purchaser listed on Schedule I hereto (with respect to himself, herself or itself only), (ii)(x) if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on February 8, 2019, by any Purchaser listed on Schedule I hereto (with respect to himself, herself or itself only), upon written notice to OvaScience and the Company, and (y) if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on February 8, 2020, by either the Company or OvaScience, upon written notice to the Purchasers listed on Schedule I hereto, or (iii) by either OvaScience, the Company or any Purchaser listed on Schedule I (with respect to himself, herself or itself only) upon written notice to the other parties if consummation of the transactions contemplated hereby would violate any nonappealable order, degree or judgment of any Governmental Authority having competent jurisdiction or violate any stock exchange rule; provided, however, that the right to terminate this Agreement under this Section 8.22 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.”

8.                                      Continuing Effect of Agreement. All other provisions of the Agreement remain in full force and effect and unmodified by this Amendment.

9.                                      Entire Agreement; Amendment.  This Amendment, together with the Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof.  This Amendment may be amended or modified in the same manner as the Agreement notwithstanding that the parties to such amendment, modification or waiver are not party to this Amendment.

10.                               Counterparts.  This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties have executed this FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT as of the date first set forth above.

MILLENDO THERAPEUTICS, INC.

By:	/s/ Julia Owens
Name:	Julia Owens
Title:	Chief Executive Officer

OVASCIENCE, INC.

By:	/s/ Christopher Kroeger
Name:	Christopher Kroeger
Title:	President and Chief Executive Officer

GREAT POINT PARTNERS, LLC.

By:	/s/ Tavi Yehudai
Name:	Tavi Yehudai
Title:	Managing Director